SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2002

Partners Trust Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Federal
(State or other jurisdiction or incorporation)

001-31277
(Commission File Number)

75-2993918
 (IRS Employer Identification No.)

233 Genesee Street, Utica, New York 13501
(Address of principal executive offices)

Registrant's telephone number, including area code: (315) 768-3000

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On December 27, 2002, Partners Trust Financial Group, Inc., a federal corporation ("Partners Trust") completed its acquisition of Herkimer Trust Corporation, Inc. ("Herkimer") and Herkimer's wholly owned subsidiary, The Herkimer County Trust Company ("Herkimer Bank") pursuant to an Agreement and Plan of Merger, dated August 13, 2002, by and among Partners Trust, SBU Bank, Hydraulic Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of SBU Bank ("Merger Sub") and Herkimer (the "Merger Agreement"). The Merger Agreement provided for the merger of Merger Sub with and into Herkimer, with Herkimer being the surviving corporation and becoming a wholly owned subsidiary of SBU Bank and the immediate subsequent liquidation of Herkimer into SBU Bank. Subsequent to the merger and liquidation, the Merger Agreement provided for the purchase and assumption by SBU Bank of substantially all of Herkimer Bank's non-municipal finance activities and the amendment of Herkimer Bank's organization certificate to limit Herkimer Bank's activities to those municipal banking activities contemplated by Section 2(a)(E) of the Bank Holding Company Act of 1956, as amended.

In accordance with the terms of the Merger Agreement, holders of Herkimer common stock are entitled to receive $64.0 million in cash for all of the outstanding Herkimer common stock. The amount of such consideration was determined based upon arm's-length negotiations between Partners Trust and Herkimer. The source of the funds used to pay the merger consideration consisted of SBU Bank's existing funds.

Upon the acquisition, Mr. R.W. Burrows, former Chairman and CEO of Herkimer Trust Corporation, joined the board of directors of Partners Trust.

In connection with the acquisition, Partners Trust acquired the equipment and other physical property of Herkimer and its subsidiaries, substantially all of which was used in Herkimer's banking business. In general, Partners Trust intends to continue to use the acquired assets in the banking business.

The press release related to the closing of the Herkimer Merger is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

(i) Herkimer Trust Corporation, Inc. and subsidiary consolidated financial statements as of December 31, 2001 and 2000 and for each of the years in the two-year period ended December 31, 2001 (with independent auditors' report thereon).

(ii) Herkimer Trust Corporation, Inc. and subsidiary unaudited consolidated financial statements as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001.

(b) Pro Forma Financial Information

(i) Partners Trust Financial Group, Inc. and Herkimer Trust Corporation, Inc. Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2002.

(ii) Partners Trust Financial Group, Inc. and Herkimer Trust Corporation, Inc. Unaudited Pro Forma Combined Condensed Statement of Income for the year ended December 31, 2001.

(iii) Partners Trust Financial Group, Inc. and Herkimer Trust Corporation, Inc. Unaudited Pro Forma Combined Condensed Statement of Income for the nine months ended September 30, 2002.

(c) Exhibits.

Exhibit

No. Description

2.1 Agreement and Plan of Merger, dated August 13, 2002, by and among Partners Trust, SBU Bank, Hydraulic Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of SBU Bank ("Merger Sub") and Herkimer (incorporated herein by reference to Exhibit 10 to Partners Trust Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 15, 2002)

99.1 Press release, dated December 27, 2002.

Independent Auditors' Report

Board of Directors and Stockholders

Herkimer Trust Corporation, Inc.:

We have audited the accompanying consolidated balance sheets of Herkimer Trust Corporation, Inc. and subsidiary (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Herkimer Trust Corporation, Inc. and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Albany, New York

March 5, 2002

HERKIMER TRUST CORPORATION, INC. Consolidated Balance Sheets December 31, 2001 and 2000

	2001	2000
	(In thousands, except share and per share data)

Assets
Cash and due from banks	$16,983	14,473
Federal funds sold	13,554	16,027
Total cash and cash equivalents	30,537	30,500

Securities available for sale, at fair value	81,059	89,653
Loans receivable, net	193,699	188,944
Accrued interest receivable	1,806	2,295
Premises and equipment, net	4,947	5,630
Other real estate owned	40	15
Receivable from branch sale	-	1,367
Prepaid expenses and other assets	1,543	1,734
Total assets	$313,631	320,138

Liabilities and Stockholders' Equity
Deposits	$284,429	292,604
Accrued expenses and other liabilities	1,680	1,665
Total liabilities	286,109	294,269

Commitments and contingent liabilities (note 12)

Stockholders' equity:
Common stock of $1 par value; authorized 2,000,000 shares;
no shares issued and outstanding	-	-
Common stock of $100 par value; authorized 10,500 shares;
3,601 shares issued in 2001 and 2000	360	360
Common surplus	5,381	5,381
Retained earnings	21,595	20,267
Accumulated other comprehensive income	1,054	729
Treasury stock, at cost; 154 shares at December 31, 2001
and 2000	(868)	(868)
Total stockholders' equity	27,522	25,869
Total liabilities and stockholders' equity	$313,631	320,138

See accompanying notes to consolidated financial statements.

HERKIMER TRUST CORPORATION, INC.
Consolidated Statements of Income
For the years ended December 31, 2001 and 2000
	2001	2000
	(In thousands, except share and per share data)

Interest income:
Interest and fees on loans	$18,045	17,124
Interest on:
U.S. Government securities	726	884
Obligations of state and political subdivisions and
other securities	1,657	1,744
Mortgage-backed securities and collateralized mortgage
obligations	2,406	2,872
Corporate securities	376	332
Interest bearing deposits with banks	2	86
Federal funds sold	674	713
Total interest income	23,886	23,755
Interest expense:
Interest on savings, NOW, money market and time deposits	7,721	7,693
Interest on certificates of deposit $100,000 and over	1,755	2,877
Interest on short-term borrowings	-	3
Total interest expense	9,476	10,573

Net interest income	14,410	13,182
Provision for loan losses	840	530
Net interest income after provision for loan losses	13,570	12,652
Noninterest income:
Service charges on deposit accounts	1,334	1,093
Trust service fees	352	335
Net realized gains on sale of securities available for sale	230	17
Other	1,021	1,544
Total noninterest income	2,937	2,989
Noninterest expense:
Salaries	5,339	5,678
Employee benefits	1,451	1,575
Occupancy expense	1,223	1,283
Furniture and equipment	1,146	1,468
Other	3,779	3,764
Total noninterest expense	12,938	13,768

Income before income taxes	3,569	1,873
Income tax expense	862	441
Net income	$2,707	1,432

Weighted average shares outstanding	3,447	3,447

Basic earnings per common share	$785	415

See accompanying notes to consolidated financial statements.
HERKIMER TRUST CORPORATION, INC.
Consolidated Statements of Changes in Stockholders' Equity
For the years ended December 31, 2001 and 2000
(In thousands, except share and per share data)

					Accumulated
					other	Total
	Treasury	Common stock	Common	Retained	comprehensive	stockholders'
	stock	($100 Par)	surplus	earnings	income (loss)	equity

Balance at December 31, 1999	$(868)	360	5,381	19,386	(653)	23,606

Comprehensive Income:
Net income 2000	-	-	-	1,432	-	1,432
Other comprehensive income	-	-	-	-	1,382	1,382
Total comprehensive income						2,814
Cash dividends declared and paid ($160 per share)	-	-	-	(551)	-	(551)

Balance at December 31, 2000	(868)	360	5,381	20,267	729	25,869

Comprehensive Income:
Net income 2001	-	-	-	2,707	-	2,707
Other comprehensive income	-	-	-	-	325	325
Total comprehensive income						3,032
Cash dividends declared and paid ($400 per share)	-	-	-	(1,379)	-	(1,379)

Balance at December 31, 2001	$(868)	360	5,381	21,595	1,054	27,522

See accompanying notes to consolidated financial statements.

HERKIMER TRUST CORPORATION, INC.
Consolidated Statements of Cash Flows
For the years ended December 31, 2001 and 2000

	2001	2000
	(In thousands)
Cash flows from operating activities:
Net income	$2,707	1,432
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization on premises and equipment	799	1,098
Net premium amortization of securities available for sale	324	462
Goodwill amortization	61	61
Provision for loan losses	840	530
Net gain on other real estate owned	(7)	(25)
Net gain on sale of securities available for sale	(230)	(17)
Deferred income tax benefit	(86)	(243)
Decrease (increase) in accrued interest receivable	489	(202)
Decrease in receivable from branch sale	1,367	1,368
(Increase) decrease in prepaid expenses and
other assets	(1)	1,095
Increase (decrease) in accrued expenses and other liabilities	89	(3,281)
Decrease in interest payable	(74)	(37)
Total adjustments	3,571	809
Net cash provided by operating activities	6,278	2,241

Cash flows from investing activities:
Purchase of securities available for sale	(38,516)	(33,591)
Proceeds from sale of securities available for sale	11,861	7,155
Proceeds from maturities and paydowns on securities
available for sale	35,697	33,868
Net increase in customer loans	(5,675)	(16,091)
Capital expenditures	(116)	(242)
Proceeds from sale of other real estate owned	62	160
Net cash provided by (used in) investing activities	3,313	(8,741)

Cash flows from financing activities:
Net (decrease) increase in deposits	(8,175)	11,206
Dividends paid	(1,379)	(551)
Net cash (used in) provided by financing activities	(9,554)	10,655
Net increase in cash and cash equivalents	37	4,155
Cash and cash equivalents at beginning of year	30,500	26,345
Cash and cash equivalents at end of year	$30,537	30,500
		(Continued)

HERKIMER TRUST CORPORATION, INC.
Consolidated Statements of Cash Flows
For the years ended December 31, 2001 and 2000

	2001	2000
	(In thousands)
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest on deposits and borrowings	$9,550	10,610

Income tax	$814	505

Transfer of loans to real estate owned	$80	35

See accompanying notes to consolidated financial statements.

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements

December 31, 2001 and 2000

(1) Summary of Significant Accounting Policies

The accompanying consolidated financial statements have been prepared in all material respects in conformity with generally accepted accounting principles and practices within the banking industry. A description of the more significant policies follows.

(a) Basis of Presentation

The accompanying consolidated financial statements include the accounts of Herkimer Trust Corporation, Inc. (the Corporation) and its wholly-owned subsidiary, The Herkimer County Trust Company (the Bank, collectively the Company) and Groupinsure Brokerage Holdings, Inc. (GROUPinsure), a wholly owned subsidiary of Herkimer County Trust Company, which ceased operations on December 28, 2000. Significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b) Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers amounts due from banks, interest bearing deposits with banks, and federal funds sold to be cash and cash equivalents.

(c) Securities

Management determines the appropriate classification of securities, at the time of purchase. If management has the positive intent and the Company has the ability to hold debt securities to maturity, they are classified as investment securities held to maturity and are stated at amortized cost. If securities are purchased for the purpose of selling them in the near term, they are classified as trading securities and are reported at fair value with unrealized holding gains and losses reflected in current earnings. All other debt and equity securities are classified as securities available for sale and are reported at fair value, with net unrealized gains or losses reported as a separate component of equity (accumulated other comprehensive income or loss). The Company does not maintain a "held-to-maturity" portfolio or "trading" portfolio.

Realized gains and losses on the sale of securities are based on the net proceeds and the amortized cost of the securities sold, using the specific identification method. The cost of securities is adjusted for amortization of premium and accretion of discount, which is calculated on an effective interest method.

Unrealized losses on securities are charged to earnings when the decline in fair value of a security is determined to be other than temporary.

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

(d) Loans

Loans are stated at their principal amount outstanding, net of loan origination fees and costs. Interest income on loans is accrued and credited to interest income when earned. Loan origination fees and certain direct loan origination costs are deferred and recognized over the estimated life of the loan as an adjustment to loan yield. The allowance for loan losses is established through provisions charged to expense and reduced by charge-offs, net of recoveries.

Non-performing loans include non-accrual loans, loans restructured in troubled debt restructurings, and loans which are 90 days or more past due and still accruing interest. Generally, loans are placed in non-accrual status when principal and/or interest payments are 90 days overdue, or there is a judgment by management that, although payments of principal and/or interest are current, such action is prudent. When a loan is placed on non-accrual status, all interest previously accrued but not collected is reversed against interest income. Thereafter, the application of payments received (principal or interest) is dependent on the expectation of ultimate repayment of the loan. If ultimate repayment of the loan is expected, payments received are applied first to principal until contractually current. When the principal is contractually current, interest and fee income is earned on a cash basis. If ultimate repayment of principal is not expected or management judges it to be prudent, then payment received on a non-accrual loan is applied to principal until ultimate repayment becomes expected. Loans are removed from non-accrual status when, in the opinion of management, the loans are estimated to be fully collectible as to principal and interest.

The Company identifies impaired loans and measures loan impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. Management considers a loan to be impaired if, based on current information, it is probable that the Bank will be unable to collect all scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Under SFAS No. 114, creditors are permitted to measure impaired loans based on (i) the present value of expected future cash flows discounted at the loan's effective interest rate, (ii) the loan's observable market price, or (iii) the fair value of the collateral if the loan is collateral dependent. management excludes large groups of smaller balance homogeneous loans such as residential mortgages and installment loans which are collectively evaluated. Impairment losses, if any, are recorded through a charge to the provision for loan losses.

A substantial portion of the Company's loans is secured by real estate in the Upstate New York area. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio is susceptible to changes in market conditions in this area.

The determination of the allowance for loan losses is based on material estimates that are susceptible to change based on such factors as economic conditions in the market area serviced by the Company, financial conditions of individual borrowers, and changes in underlying collateral values. In connection with the determination of the allowances for loan losses, management obtains independent appraisals for significant properties.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, particularly in the upstate New York areas of Herkimer and Oneida counties. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination which may not be currently available to management.

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

(e) Mortgage Loans Held for Sale

Management determines the appropriate classification of mortgage loans at the time that rate lock agreements are entered into with the customer. If management has the intent and the Company has the ability at the time of the rate lock to hold loans for the foreseeable future, they are classified as mortgage loans and carried at the amount of unpaid principal, net of deferred fees and costs, reduced by the allowance for loan losses. Mortgage loans not intended to be held for the foreseeable future are classified as "held for sale" and carried at the lower of aggregate cost or fair value as determined by current market prices for loans. At December 31, 2001 and 2000, the amount of mortgage loans held for sale was $753,000 and $343,000, respectively. The fair value of these loans approximates their carrying value.

Realized gains or losses on sales of mortgage loans are recognized, on a settlement date basis, based upon the difference between the selling price and the carrying value of the related mortgage loans sold. Such gains and losses are increased or decreased by the amount of mortgage servicing rights if the loan is sold on a servicing retained basis. Deferred origination fees and expenses, net of commitment fees paid in connection with the sale of the loans, are recognized at the time of sale in the gain or loss determination.

(f) Premises and Equipment

Premises and equipment are reported at cost, less accumulated depreciation and amortization. Gains or losses on dispositions are included in other non-interest income or expense. Depreciation is computed using the straight-line method over estimated useful lives. Leasehold improvements are amortized over the shorter of the term of the lease or the estimated useful life of the asset. Maintenance and repairs are charged to non-interest expense when incurred and significant betterments are capitalized.

(g) Other Real Estate Owned

Other real estate owned consists of properties acquired through foreclosure or insubstance foreclosure. These properties are carried on an individual-asset basis at the lower of (i) current fair value less estimated costs to sell or (ii) cost, which represents the fair value at initial foreclosure. When a property is acquired, the excess of the loan balance over the fair value of the property is charged to the allowance for loan losses. If necessary, subsequent write-downs to reflect further declines in fair value of the real estate are included in non-interest expense.

Fair value estimates are based on independent appraisals and other available information. While management estimates other real estate owned losses using the best available information and believes that present carrying values are appropriate, future write-downs may be necessary based on changes in real estate market conditions and the results of regulatory examinations.

(h) Intangible Assets

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

Currently, the FASB has stated that the unidentifiable intangible asset acquired in the acquisition of a bank or thrift (including acquisitions of branches), where the fair value of the liabilities assumed exceeds the fair value of the assets acquired, should continue to be accounted for under SFAS No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions." Under SFAS No. 72, all of the intangible assets associated with branch acquisitions recorded on the Company's consolidated balance sheet as of December 31, 2001 would continue to be amortized, as in prior periods. The FASB has announced that additional research will be performed to decide whether unidentifiable intangible assets recorded under SFAS No. 72 should instead be accounted for using the non-amortization approach specified for goodwill under SFAS No. 142. However, issuance of a final opinion with respect to this matter is not presently expected until the fourth quarter of 2002.

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

Goodwill related to the acquisition of branches, and the related amortization, are included in other assets and other noninterest expense, respectively. Goodwill amounted to $426,000 and $487,000 at December 31, 2001 and 2000 respectively. The related amortization expense totaled $61,000 in 2001 and 2000, respectively.

(i) Income Taxes

The Company and its subsidiary file consolidated Federal, New York State and Delaware tax returns, and the amount of tax expense or benefit is computed and allocated on a separate return basis.

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date. The Company's policy is that deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In considering if it is more likely than not that some or all of the deferred tax assets will not be realized, the Company considers temporary taxable differences, historical taxes, and estimates of future taxable income.

(j) Earnings Per Common Share

Basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Entities with complex capital structures must also present diluted EPS which reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common shares.

The Company has a simple capital structure with no dilutive or potentially dilutive instruments outstanding at December 31, 2001 and 2000.

(k) Official Checks

The Company issues official checks (including teller's checks, loan disbursement checks and money orders), which are drawn upon deposit accounts at the Bank. Official checks are classified as demand deposits on the consolidated balance sheets.

(l) Financial Instruments

In the normal course of business, the Company is a party to certain financial instruments with off-balance-sheet risk, such as commitments to extend credit, unused lines of credit, and standby letters of credit. The Company's policy is to record such instruments when funded.

(m) Insurance

Commissions from sales of insurance products are recorded as income when earned.

(n) Trust Department Assets and Service Fees

Assets held by the Company in a fiduciary or agency capacity for its customers are not included in the consolidated balance sheets since these items are not assets of the Company. Trust service fees are reported on the accrual basis.

(o) Reclassifications

Reclassifications are made to prior year's consolidated financial statements whenever necessary to conform to the current year's presentation.

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

(p) Recent Accounting Pronouncements

The Company adopted the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective January 1, 2001. This statement, as amended by SFAS No. 137 and SFAS No. 138, establishes comprehensive accounting and reporting requirements for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Changes in the fair value of the derivative financial instruments are reported in either earnings or comprehensive income, depending on the use of the derivative and whether or not it qualifies for hedge accounting. The adoption of SFAS No. 133, as amended, on of January 1, 2001 did not have a material impact on the Company's consolidated financial statements.

SFAS No. 141, "Business Combinations," was issued in July 2001. This statement requires that all business combinations be accounted for under the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 requires that the purchase method be used for business combinations initiated after June 30, 2001. This pronouncement will not have any effect on the Company's consolidated financial statements unless the Company enters into a business combination transaction.

(2) Reserve Requirements

The Bank is required to maintain certain reserves of vault cash and/or deposits with the Federal Reserve Bank. The amount of this reserve requirement, included in cash and due from banks, was approximately $4,925,000 and $3,857,000 at December 31, 2001 and 2000, respectively.

(3) Securities Available for Sale

The amortized cost and estimated fair values of securities available for sale at December 31, 2001 and 2000 are as follows:
			2001
		Gross	Gross	Estimated
	Amortized	unrealized	Unrealized	fair
	cost	gains	Losses	value
		(In thousands)

Collateralized mortgage obligations	$22,945	512	(58)	23,399
U.S. Government securities	11,466	440	-	11,906
Mortgage-backed securities	5,678	219	-	5,897
Corporate securities	7,195	180	(9)	7,366
Obligations of state and political subdivisions	30,018	717	(244)	30,491
Other securities	2,000	-	-	2,000
Total	$79,302	2,068	(311)	81,059

2000
		Gross	Gross	Estimated
	Amortized	unrealized	Unrealized	fair
	cost	gains	Losses	value
	(In thousands)

Collateralized mortgage obligations	$32,303	412	(10)	32,705
U.S. Government securities	14,400	180	(13)	14,567
Mortgage-backed securities	5,275	60	(12)	5,323
Corporate securities	5,080	29	(16)	5,093
Obligations of state and political subdivisions	29,380	700	(115)	29,965
Other securities	2,000	-	-	2,000
Total	$88,438	1,381	(166)	89,653

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

The amortized cost and estimated fair value of debt securities available for sale at December 31, 2001, by contractual maturity, are shown in the accompanying table. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Collateralized mortgage obligations and mortgage-backed securities are included in this schedule based on the contractual maturity date.

	Amortized	Estimated
	Cost	Fair value

Due in one year or less	$ 10,712	10,806
Due after one year through five years	18,512	19,139
Due after five years through ten years	9,657	9,894
Due after ten years	40,421	41,220
Total	$ 79,302	81,059

Proceeds from sale of securities available for sale during 2001 and 2000 were $11,861,000 and $7,155,000, respectively. In 2001 and 2000 gross realized gains were $262,000 and $85,000, respectively. In 2001 and 2000, gross realized losses were $32,000 and $68,000, respectively.

All securities were current as to payment of interest and principal at December 31, 2001 and 2000. The amortized cost of securities available for sale that have been pledged as collateral for public deposits and for other purposes required by law amounted to $66,488,000 and $78,171,000 at December 31, 2001 and 2000, respectively.

(4) Loans Receivable

The composition of loans at December 31, 2001 and 2000 is summarized as follows:

	2001	2000
(In thousands)

Residential mortgage (including home equity loans)	$ 44,927	46,386
Home equity revolving lines	8,680	7,753
Installment loans	54,151	46,357
Commercial	35,119	39,985
Commercial mortgage	48,021	44,725
Agriculture	3,565	4,560
Floor plans	3,211	2,984
Total loans	197,674	192,750
Deferred loan costs, net	266	229
Allowance for loan losses	(4,241)	(4,035)
Net loans	$193,699	188,944

Certain directors and executive officers of the Company as well as certain affiliates of these directors and officers were customers of and had other transactions with the Company in the ordinary course of business. Such extensions of credit were made at the Company's normal terms, including interest rate and collateralization, and do not represent more than a normal risk of collection. The aggregate of such extensions of credit totaled $997,000 at December 31, 2001 and $993,000 at December 31, 2000. Total advances to these directors and officers during 2001 were $106,000. Total payments made on these loans were $102,000 in 2001.

Loans in non-accrual status totaled $2,214,000 and $2,769,000 at December 31, 2001 and 2000, respectively. At December 31, 2001 and 2000, the Company had no restructured loans or loans which were 90 days or more past due and still accruing interest.

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

Changes in the allowance for loan losses were as follows:

	2001	2000
(In thousands)

Balance, January 1	$4,035	3,796
Provision charged to expense	840	530
Loans charged off	(790)	(430)
Recoveries	156	139
Balance, December 31	$4,241	4,035

The Company's recorded investment in loans that are considered to be impaired within the scope of SFAS No. 114 totaled $2,072,000 and $2,355,000 at December 31, 2001 and 2000, respectively. There was an allowance for loan losses associated with the impaired loans of $651,000 and $661,000 as of December 31, 2001 and 2000, respectively. As of December 31, 2001 and 2000, there were no impaired loans which did not have an allowance for loan losses determined in accordance with SFAS No. 114. The average recorded investment in impaired loans was $2,253,000 in 2001 and $2,104,000 in 2000. There was no interest income recognized on impaired loans during 2001 and 2000, while such loans were considered impaired.

(5) Premises and Equipment

The major components of premises and equipment are summarized as follows:

	2001	2000
(In thousands)

Land	$1,066	1,066
Premises and leasehold improvements	6,540	6,535
Furniture and equipment	3,652	4,320
	11,258	11,921
Less accumulated depreciation and amortization	6,311	6,291
Total premises and equipment	$4,947	5,630

Amounts charged to non-interest expense for depreciation and amortization of premises and equipment amounted to $799,000 in 2001 and $1,098,000 in 2000.

(6) Other Real Estate Owned

At December 31, 2001 and 2000, other real estate owned included residential and agricultural property recorded at fair value, net of estimated disposition costs, of $40,000 and $15,000, respectively.

(7) Deposits

The composition of deposits at December 31, 2001 and 2000, is summarized as follows:

	2001	2000
(In thousands)

Demand	$55,317	53,807
Money market	17,513	4,640
Savings and NOW	118,405	116,818
Time deposits	70,089	76,289
Time deposits of $100,000 and over	23,105	41,050
Total deposits	$284,429	292,604

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

At December 31, 2001, the scheduled maturities of all time deposits were as follows:

2002	$ 70,161
2003	13,147
2004	4,555
2005	2,729
2006 and thereafter	2,602
$ 93,194

Certain executive officers and directors of the Company as well as certain affiliates of these officers and directors were customers of and had deposit balances with the Company in the ordinary course of business. The aggregate of such deposit relationships was $1,054,000 as of December 31, 2001.

(8) Income Taxes

The components of income tax expense for the years ended December 31, 2001 and 2000 were as follows:

	2001	2000
	(In thousands)

Current:
Federal	$ 673	480
State	275	204
	948	684
Deferred tax benefit	(86)	(243)
Total tax expense	$862	441

The difference between actual tax expense and tax expense at statutory rates, computed by applying the statutory Federal income tax rate of 34% to income before income taxes is as follows:

	2001	2000
	(In thousands)

Tax expense at statutory rates	$1,213	637
State income taxes, net of Federal income tax benefit	171	135
Tax exempt income	(438)	(390)
Reduction in valuation allowance	(170)	-
Other	86	59
Total tax expense	$ 862	441

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are presented below:

	December 31, 2001
	Deductible	Taxable
	temporary	temporary
	differences	differences
	(In thousands)

Allowance for loan losses	$ 1,410	-
Depreciation	-	157
Prepaid expenses	-	167
Bond discount accretion	-	81
Deferred loan fees/costs, net	-	117
Deferred compensation	181	-
Accrued expenses and other	234	-
	1,825	522
Valuation allowance	-
Deferred tax asset	1,825
Deferred tax liability	522
Net deferred tax asset at December 31, 2001	1,303
Net deferred tax asset at January 1, 2001	1,217
Deferred tax benefit for the year ended December 31, 2001	$ 86

	December 31, 2000
	Deductible	Taxable
	temporary	Temporary
	differences	Differences
	(In thousands)

Allowance for loan losses	$1,352	-
Alternative minimum tax credit	148	-
Depreciation	-	168
Prepaid expenses	-	133
Bond discount accretion	-	99
Deferred income	-	188
Deferred loan fees/costs, net	-	109
Deferred compensation	279	-
Accrued expenses and other	305	-
	2,084	697
Valuation allowance	170
Deferred tax asset	1,914
Deferred tax liability	697
Net deferred tax asset at December 31, 2000	1,217
Net deferred tax asset at January 1, 2000	974
Deferred tax benefit for the year ended December 31, 2000	$ 243

In addition to the deferred tax items described in the preceding tables, the Company had a deferred tax liability of $703,000 and $486,000 at December 31, 2001 and 2000, respectively, relating to the net unrealized gain on securities available for sale.

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

The deferred tax asset valuation allowance, when established by the Company, takes into consideration the nature and timing of the deferred tax items as well as the amount of available open tax carrybacks. The valuation allowance at December 31, 2000 related to uncertainty about the realization of certain Federal and New York State deferred tax assets. During the year ended December 31, 2001, the circumstances creating the uncertainties were resolved, and the valuation allowance was reversed. Based on recent historical and anticipated future taxable income, management believes it is more likely than not that the Company will realize its net deferred tax assets.

(9) Stockholders' Equity

Approval of the New York State banking authorities is required if the total dividends declared by the Bank, as a state non-member bank, in any calendar year exceed the aggregate of the Bank's net profits for that year and its retained net profits, as defined, for the two preceding years. Approval was not necessary for 2001 and 2000 declarations.

(10) Regulatory Capital Requirements

FDIC capital regulations require banks to maintain minimum levels of regulatory capital. Under the regulations in effect at December 31, 2001 and 2000, the Bank was required to maintain (i) a minimum leverage ratio of Tier 1 capital to total adjusted average assets of 4.0%, and (ii) minimum ratios of Tier 1 capital and total capital to risk-weighted assets of 4.0% and 8.0%, respectively. The Federal Reserve Board ("FRB") has adopted similar requirements for the consolidated capital of bank holding companies.

Under its prompt corrective action regulations, the FDIC is required to take certain supervisory actions (and may take additional discretionary actions) with respect to an undercapitalized bank. Such actions could have a direct material effect on the bank's financial statements. The regulations establish a framework for the classification of banks into five categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Generally, an institution is considered well capitalized if it has a Tier 1 (core) capital ratio of at least 5.0% (based on total adjusted average assets); a Tier 1 risk-based capital ratio of at least 6.0%; and a total risk-based capital ratio of at least 10.0%.

The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the FDIC and FRB about capital components, risk weightings and other factors.

Management believes that, as of December 31, 2001 and 2000, the Bank and the Company met all capital adequacy requirements to which they are subject. Further, the most recent FDIC notification categorized the Bank as a well-capitalized institution under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Bank's capital classification.

The following is a summary of the actual capital amounts and ratios as of December 31, 2001 and 2000 for the Bank and the Company (on a consolidated basis):

	2001		2000
	Amount	Ratio	Amount	Ratio
		(Dollars in thousands)
Tier I (leverage) Capital:
The Herkimer County Trust Company	$ 25,807	8.25%	24,762	7.83%
Herkimer Trust Corporation, Inc.	26,041	8.32	24,652	7.80

Tier I Risk Based Capital:
The Herkimer County Trust Company	25,807	11.45	24,762	11.79
Herkimer Trust Corporation, Inc.	26,041	11.55	24,652	11.74

Total Risk Based Capital:
The Herkimer County Trust Company	28,642	12.71	27,406	13.05
Herkimer Trust Corporation, Inc.	28,876	12.81	27,295	13.00

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

(11) Comprehensive Income

Comprehensive income represents the sum of net income and items of "other comprehensive income" which are reported directly in equity, such as the net unrealized gain or loss on securities available for sale. the Company has reported its comprehensive income for 2001 and 2000 in the consolidated statements of stockholders' equity.

The Company's accumulated other comprehensive income, which is included in stockholders' equity, represents the after-tax net unrealized gain or loss on securities available for sale at the balance sheet date. The Company's other comprehensive income, which is attributable to gains and losses on securities available for sale, consisted of the following components for the years ended December 31:

	2001	2000
(In thousands)

Net unrealized holding gains arising during the year, net of taxes of ($309) in 2001 and ($928) in 2000	$463	1,392
Reclassification adjustment for net realized gains included in income, net of taxes of $92 in 2001 and $7 in 2000	(138)	(10)
Other comprehensive income, net of taxes of ($217) in 2001 and ($921) in 2000	$ 325	1,382

(12) Commitments and Contingent Liabilities

(a) Legal Proceedings

The Corporation and Bank may, from time to time, be defendants in legal proceedings relating to the conduct of their business. In the best judgment of management, the consolidated financial position of the Company will not be affected materially by the outcome of any pending legal proceedings.

(b) Lease Commitments

Non-interest expense includes rentals for and real estate taxes on premises of $202,000 in 2001 and 2000, respectively. At December 31, 2001, the Company and its subsidiary were obligated under a number of noncancelable leases for premises, the majority of which provide for increased rentals based on real estate taxes. These leases have renewal provisions, and are operating leases. Minimum rentals under the noncancelable terms of these leases are as follows:

2002	$ 162
2003	113
2004	44
2005 and after	-
$ 319

(c) Off-Balance-Sheet Financing and Concentrations of Credit

The Company is a party to certain financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, lines of credit, and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the loan amounts recognized on the consolidated balance sheet.

The Company's exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

Contract amounts of financial instruments that represent the future extension of credit as of December 31, 2001 at fixed and variable interest rates are as follows:

		2001
	Fixed	Variable	Total
	(In thousands)
Unused portion of lending commitments:
Residential mortgages (including home equity loans)	$ 1,179	687	1,866
Home equity lines of credit	-	7,942	7,942
Commercial loans	588	4,597	5,185
Revolving credit	-	1,810	1,810
	1,767	15,036	16,803
Standby letters of credit	2,258	-	2,258
Total	$ 4,025	15,036	19,061

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral, if any, required by the Company upon the extension of credit is based on management's credit evaluation of the customer. Mortgage commitments are secured by a first lien on real estate. Collateral on extensions of credit for commercial loans and agriculture loans varies but may include accounts receivable, inventory and livestock, property, plant and equipment, and income producing commercial property.

Commercial line of credit arrangements are written on a demand basis and the Company reserves the right to rescind the line at any time. Typically the Company permits customers to draw on these lines. Advances may be denied if ability to repay is deemed to have deteriorated.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support borrowing arrangements. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Company grants commercial, agricultural, residential and consumer loans primarily in the upstate New York areas of Herkimer and Oneida counties. Accordingly, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of this region.

(13) Employee Benefit Plans

The Company has a qualified 401(k) profit sharing plan covering substantially all full time employees. Contributions are determined annually at the discretion of the Board of Directors of the Company. Company expenses related to the plan amounted to $313,000 in 2001 and $265,000 in 2000.

(14) Other Operating Expenses

Other operating expenses consisted of the following for the years ended December 31, 2001 and 2000:

	2001	2000
(In thousands)

Communications, postage and telephone	$ 427	451
Printing and supplies	266	181
Advertising and promotions	452	383
Professional fees and services	746	737
Other	1,888	2,012
Total	$3,779	3,764

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

(15) Fair Value of Financial Instruments

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holding of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected net cash flows, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include the deferred tax assets and property, plant and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates of fair value. In addition there are significant intangible assets that SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," does not recognize, such as the value of "core deposits," the Company's trust relationships, the Company's branch network and other items generally referred to as "goodwill."

The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 2001 and 2000:

		2001
	Carrying Amount	Estimated Fair Value
	(In thousands)
Financial Assets:
Cash and cash equivalents	$30,537	30,537
Securities available for sale	81,059	81,059
Loans receivable, net	193,699	197,813
Accrued interest receivable	1,806	1,806
Financial Liabilities:
Deposits	284,429	286,357
Accrued interest payable	96	96

	2000
	Carrying Amount	Estimated Fair Value
		(In thousands)
Financial Assets:
Cash and cash equivalents	$30,500	30,500
Securities available for sale	89,653	89,653
Loans receivable, net	188,944	190,720
Accrued interest receivable	2,295	2,295
Receivable from branch sale	1,367	1,367
Financial Liabilities:
Deposits	292,604	292,745
Accrued interest payable	170	170

(a) Securities

The carrying amounts for short-term investments approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term investments, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. Since the fair value of certain state and municipal securities is not readily available through market sources, the Company considers fair value to equal maturity value for individual instruments having a book value less than $100,000. The Company utilizes the present value of future cash flows to estimate a fair value for individual securities that have a book value of $100,000 or more. See note 3 for detail disclosure of available for sale securities.

HERKIMER TRUST CORPORATION, INC.

Notes to Consolidated Financial Statements, Continued

(b) Loans

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, agricultural, consumer, residential, and other loans. Each loan category is further segregated into fixed and adjustable rate interest terms and by performing and non-performing categories.

The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflects the credit and interest rate risk inherent in the loan. The period to maturity is based on the contractual term of the loans and interest rate repricing opportunities. Fair value for non-performing loans is based on recent external appraisals and discounting of cash flows. Estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information.

(c) Deposits

Under SFAS No. 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, NOW accounts, money market and interest-bearing checking accounts, is estimated to be the amount payable on demand as of December 31, 2001 and 2000. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

(d) Other Financial Instruments

The fair value of cash and cash equivalents, accrued interest receivable, receivable from branch sale, and accrued interest payable are estimated to be the carrying amount at December 31, 2001 and 2000.

(e) Commitments to Extend Credit, and Standby Letters of Credit

The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of financial guarantees written and stand-by letters of credit is based on fees currently charged for similar agreements. Fees such as these are not a major part of the Company's business.

(16) Sale of Branch

On December 15, 1997, the Company sold its Clifton Park branch. The sale included the transfer of approximately $14.9 million of deposits and the sale of approximately $18.8 million of loans. The net gain on the branch sale was $2.2 million.

Under the purchase and assumption agreement, the Company was to receive five installment payments totaling $6,836,000. As of December 31, 2001, the Company had received all five installment payments totaling $6,836,000.

(17) Sale of Groupinsure

On December 28, 2000, substantially all of the assets and liabilities of Groupinsure were sold to or assumed by a local insurance agency. The purchase price, net of liabilities assumed, was approximately $630,000. The Company financed this transaction using the Company's standard commercial loan underwriting procedures. Accordingly, as of December 31, 2001 and 2000, Groupinsure was an inactive subsidiary of the Company.

Item 7. (a) (ii)

HERKIMER TRUST CORPORATION, INC

UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2002

TABLE OF CONTENTS

Condensed Consolidated Balance Sheets	25
Condensed Consolidated Statements of Income	26
Condensed Consolidated Statements of Cash Flows	27
Notes to Condensed Consolidated Financial Statements	28

Herkimer Trust Corporation, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
	September 30,	December 31,
	2002	2001
	(Unaudited)
Assets	(In thousands, except share data)
Cash and due from banks	$ 18,768	$ 16,983
Federal funds sold	12,211	13,554
Cash and cash equivalents	30,979	30,537
Securities available-for-sale, at fair value	85,092	81,059
Loans receivable	204,592	197,940
Less: Allowance for loan losses	(4,185)	(4,241)
Net loans	200,407	193,699
Premises and equipment, net	4,825	4,947
Other assets	3,030	3,389
Total Assets	$ 324,333	$ 313,631

Liabilities and Shareholders' Equity
Liabilities:
Deposits:
Non-interest bearing	$ 61,831	$ 55,317
Interest bearing	230,560	229,112
Total deposits	292,391	284,429
Other liabilities	1,682	1,680
Total liabilities	294,073	286,109
Shareholders' equity:
Common stock, $100 par value, 10,500 shares authorized,
3,601 shares issued	360	360
Additional paid-in capital	5,381	5,381
Retained earnings	22,891	21,595
Accumulated other comprehensive income	2,496	1,054
Treasury stock, at cost; 154 shares	(868)	(868)
Total shareholders' equity	30,260	27,522
Total Liabilities and Shareholders' Equity	$ 324,333	$ 313,631

	See accompanying notes to unaudited condensed consolidated financial statements.

Herkimer Trust Corporation, Inc. and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)

	Nine months ended September 30,
	2002	2001
	(In thousands, except share data)
Interest income:
Loans	$ 12,436	$ 13,488
Federal funds sold and interest bearing deposits	249	600
Securities	3,317	4,009
Total interest income	16,002	18,097

Interest expense on deposits	4,504	7,624
Total interest expense	4,504	7,624
Net interest income	11,498	10,473
Provision for loan losses	560	535
Net interest income after provision for loan losses	10,938	9,938

Non-interest income:
Service fees	1,119	957
Trust service fees	263	275
Net gain (loss) on sale of securities available-for-sale	-	206
Net gain on sale of loans	90	85
Other income	707	417
Total non-interest income	2,179	1,940

Non-interest expense:
Salaries and employee benefits	5,330	4,976
Occupancy and equipment expense	1,791	1,741
Marketing expense	273	283
Professional services	376	317
Technology expense	629	556
Other expense	1,773	1,755
Total non-interest expense	10,172	9,628
Income before income tax expense	2,945	2,456
Income tax expense	821	668
Net income	$ 2,124	$ 1,788

Basic earnings per share	$ 616.19	$ 518.71
Weighted average shares outstanding	3,447	3,447

See accompanying notes to unaudited condensed consolidated financial statements.

Herkimer Trust Corporation, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30,
	2002	2001
	(In thousands)
Net cash provided by operating activities	$ 6,916	$ 1,633

Investing activities:
Purchases of securities available-for-sale	(27,747)	(33,652)
Proceeds from redemptions, maturities and principal
collected on securities available-for-sale	25,928	28,501
Proceeds from sales of securities available-for-sale	-	10,543
Net loans made to customers	(4,119)	(10,883)
Purchases of premises and equipment	(85)	(3)
Proceeds from sales of other real estate owned	(50)	-
Net cash used in investing activities	(6,073)	(5,494)

Financing activities:
Net increase in deposits	427	3,718
Cash dividends	(828)	(845)

Net cash (used in) provided by financing activities	(401)	2,873

Net increase (decrease) in cash and cash equivalents	442	(988)

Cash and cash equivalents at beginning of period	30,537	30,500

Cash and cash equivalents at end of period	$ 30,979	$ 29,512

Supplemental disclosures:
Cash paid during the period for:
Interest on deposits	$ 4,533	$ 7,715
Income taxes	1,333	604

See accompanying notes to unaudited condensed consolidated financial statements.

Herkimer Trust Corporation, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of Herkimer Trust Corporation, Inc. (the Corporation) and its wholly-owned subsidiary, The Herkimer County Trust Company (the Bank). All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In the opinion of management the unaudited condensed consolidated financial statements include all necessary adjustments, consisting of normal recurring accruals, necessary for a fair presentation for the periods presented.
The results for the periods presented are not necessarily indicative of results to be expected for the entire fiscal year or any other interim period.

The data in the condensed consolidated balance sheet for December 31, 2001 was derived from the Corporation's 2001 Annual Report, which includes the Corporation's audited consolidated financial statements as of December 31, 2001 and 2000, and for each of the years in the two year period ended December 31, 2001. That data, along with the interim financial information presented in the condensed consolidated balance sheet, statements of income, and statements of cash flows should be read in conjunction with the 2001 consolidated financial statements, including the notes thereto.

Amounts in prior periods' consolidated financial statements are reclassified when necessary to conform to the current period's presentation.

2. Earnings Per Share

Basic earnings per share are calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. The Corporation has a simple capital structure with no dilutive or potentially dilutive instruments outstanding during the nine months ended September 30, 2002 or 2001.

3. Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss), which is the net change in the unrealized gains or losses on securities available-for-sale, net of taxes. The following summarizes the components of other comprehensive income (in thousands):

	Nine months ended
	September 30,
	2002	2001
Other comprehensive income, before tax:
Net unrealized holding gain
arising during the period	$ 2,403	$ 1,614
Reclassification adjustment for net (gain) loss
on sales of available-for-sale securities
realized in net income	-	(206)
Other comprehensive income, before tax	2,403	1,408
Income taxes	961	563
Other comprehensive income, net of tax	$ 1,442	$ 845

Herkimer Trust Corporation, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

4. Acquisition

On August 13, 2002, the Corporation signed a definitive merger agreement to be acquired by Partners Trust Financial Group, Inc., the holding company for SBU Bank, for $64 million in cash. In connection with the acquisition, substantially all of Herkimer County Trust Company's banking operations will be transferred over to SBU Bank. The acquisition is expected to close by the end of 2002, subject to regulatory approval.

Item 7. (b) (i-iii)

PARTNERS TRUST FINANCIAL GROUP, INC.

AND HERKIMER TRUST CORPORATION, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Condensed Balance Sheet combines the historical balance sheet of Partners Trust and the historical balance sheet of Herkimer giving effect to the consummation of the merger on September 30, 2002, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The following Unaudited Pro Forma Combined Condensed Statements of Income for the year ended December 31, 2001 and the nine months ended September 30, 2002 combine the historical statements of income of Partners Trust and Herkimer giving effect to the merger as if the merger had become effective on September 30, 2002, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes to the Unaudited Combined Condensed Financial Statements.

The unaudited pro forma combined condensed financial statements included herein, which have been prepared in accordance with the rules prescribed by Article 11 of Regulation S-X, are presented for informational purposes only. These pro forma financial statements do not reflect any potential cost savings or revenue enhancements, and accordingly, may not be indicative of the results of future operations. No assurances can be given to the level of cost savings or revenue enhancements expected to be realized. As a result, these pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the acquisition in fact occurred on the dates indicated, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future.

Unaudited Pro Forma Combined Condensed Balance Sheet
Partners Trust Financial Group, Inc. and Herkimer Trust Corporation, Inc.
At September 30, 2002

	Partners
	Trust	Herkimer
	Financial	Trust	Proforma		Proforma
	Group	Corporation	Adjustments		Combined
Assets	(In thousands)

Cash and cash equivalents	$ 42,489	$ 30,979	$ (67,818)	(1)	$ 5,650
Securities available-for-sale	312,729	85,092			397,821
Securities held-to-maturity	1,336	-			1,336
Federal Home Loan Bank stock	11,350	-			11,350
Net loans	601,538	200,407	4,000	(2)	805,945
Premises and equipment, net	10,960	4,825	(417)	(3)	15,368
Land and buildings held for sale	3,109	-			3,109
Bank-owned life insurance	22,501	-			22,501
Goodwill	-	-	33,633	(4)	33,633
Identifiable intangible assets	-		4,046	(5)	4,046
Other assets	9,592	3,030			12,622

Total Assets	$1,015,604	$ 324,333	$ (26,556)		$ 1,313,381

Liabilities and Shareholders' Equity

Deposits	$ 578,408	$ 292,391	$ 1,200	(6)	871,999
Borrowings	257,000	-			257,000
Other liabilities	12,186	1,682	2,504	(7)	16,372
Total liabilities	847,594	294,073	3,704		1,145,371

Shareholders' equity	168,010	30,260	(30,260)	(8)	168,010

Total Liabilities and Shareholders' Equity	$1,015,604	$ 324,333	$ (26,556)		$ 1,313,381

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Income Statement
Partners Trust Financial Group, Inc. and Herkimer Trust Corporation, Inc.
For the Year Ended December 31, 2001
	Partners
	Trust	Herkimer
	Financial	Trust	Proforma		Proforma
	Group	Corporation	Adjustments		Combined
	(In thousands, except share data)
Interest income:
Loans	$ 47,904	$ 18,045	$ (1,550)	(2)	$ 64,399
Federal funds sold and interest bearing deposits	274	676	(848)	(1)	102
Securities	20,351	5,165	(1,338)	(9)	24,178
Total interest income	68,529	23,886	(3,736)		88,679

Interest expense:
Deposits	24,076	9,476	(800)	(6)	32,752
Borrowings	14,786	-			14,786
Total interest expense	38,862	9,476	(800)		47,538
Net interest income	29,667	14,410	(2,936)		41,141

Provision for loan losses	1,672	840			2,512
Net interest income after provision for loan losses	27,995	13,570	(2,936)		38,629

Non-interest income:
Service fees	3,977	1,334			5,311
Trust service fees	-	352			352
Income from bank-owned life insurance	2,030	-			2,030
Net gain on sale of securities available-for-sale	266	230			496
Other income	860	1,021			1,881
Total non-interest income	7,133	2,937	-		10,070

Non-interest expense:
Salaries and employee benefits	12,537	6,790			19,327
Occupancy and equipment expense	3,020	2,369	(7)	(3)	5,382
Writedown of land and buildings held for sale	1,539	-			1,539
Professional services	1,651	746			2,397
Technology expense	2,450	790			3,240
Contribution expense	225	122			347
Identifiable intangible asset amortization	-	-	1,012	(5)	1,012
Other expense	4,736	2,121			6,857
Total non-interest expense	26,158	12,938	1,005		40,101
Income before income tax expense	8,970	3,569	(3,941)		8,598
Income tax expense (benefit)	2,329	862	(1,535)	(7)	1,656
Net income	$ 6,641	$ 2,707	$ (2,406)		$ 6,942

Basic earnings per share	N/A	$ 785.32		(10)	N/A
Weighted average shares outstanding	N/A	3,447		(10)	N/A
See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Income Statement
Partners Trust Financial Group, Inc. and Herkimer Trust Corporation, Inc.
For the Nine Months Ended September 30, 2002
	Partners
	Trust	Herkimer
	Financial	Trust	Proforma		Proforma
	Group	Corporation	Adjustments		Combined
	(In thousands, except share data)
Interest income:
Loans	$ 33,218	$ 12,436	$ (1,163)	(2)	$ 44,491
Federal funds sold and interest bearing deposits	397	249	(636)	(1)	10
Securities	13,758	3,317	(1,004)	(9)	16,071
Total interest income	47,373	16,002	(2,803)		60,572

Interest expense:
Deposits	12,146	4,504	(600)	(6)	16,050
Borrowings	9,181	-			9,181
Total interest expense	21,327	4,504	(600)		25,231
Net interest income	26,046	11,498	(2,203)		35,341

Provision for loan losses	850	560			1,410
Net interest income after provision for loan losses	25,196	10,938	(2,203)		33,931

Non-interest income:
Service fees	3,053	1,119			4,172
Trust service fees	-	263			263
Income from bank-owned life insurance	967	-			967
Net loss on sale of securities available-for-sale	(19)	-			(19)
Other income	1,114	797			1,911
Total non-interest income	5,115	2,179	-		7,294

Non-interest expense:
Salaries and employee benefits	9,860	5,330			15,190
Occupancy and equipment expense	2,032	1,791	(5)	(3)	3,818
Writedown of land and buildings held for sale	34	-			34
Professional services	1,259	376			1,635
Technology expense	1,653	629			2,282
Contribution expense	2,235	88			2,323
Identifiable intangible asset amortization	-	-	759	(5)	759
Other expense	3,674	1,958			5,632
Total non-interest expense	20,747	10,172	754		31,673
Income before income tax expense	9,564	2,945	(2,957)		9,552
Income tax expense (benefit)	3,088	821	(1,152)	(7)	2,757
Net income	$ 6,476	$ 2,124	$ (1,805)		$ 6,795

Basic earnings per share from date of stock offering	$ 0.30	$ 616.19		(10)	$ 0.33
Weighted average shares outstanding	13,722,233	3,447		(10)	13,722,233
See accompanying notes to unaudited pro forma combined condensed financial statements.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Partners Trust Financial Group, Inc. and Herkimer Trust Corporation, Inc.

  Represents cash consideration paid to Herkimer shareholders of $18,566.87 per share on 3,447 shares outstanding. Also includes payout of employment contracts, severance, and other integration expenses net of tax benefits, as applicable. In addition, includes Partners Trust's transaction costs for attorneys and other third party advisors. The transaction is assumed to be funded by liquidating overnight investments bearing a rate of 1.25%.

  Represents the estimated fair market value adjustment to the loan portfolio, principally residential mortgages and consumer loans. The duration of these portfolios is assumed to be 4 years for mortgages and 2 years for consumer loans. The adjustments are assumed to accrete on a straight line basis over these time periods into interest and fees on loans.

  Represents the estimated fair market value adjustment relating to premises and equipment. The estimated life of these assets is assumed to be from 23 years for buildings and as low as 8 years for property improvements. The adjustment is being amortized on a straight line basis into occupancy expenses. In addition, equipment write-offs of $151,000 will not be amortized.

  Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired (goodwill) based upon information available as of this date. Goodwill will not be amortized but will be evaluated for impairment annually.

  Represents the estimated value of the core deposit intangible and trust account intangible acquired. These identified intangible assets are assumed to have a life of 7 years. The adjustment is amortized using the sum-of-the-years digits method.

  Represents the estimated fair market value adjustment relating to certificates of deposits. The adjustment is assumed to amortize over the expected lives of the certificates (approximately 18 months) and will be shown as an increase to interest expense on deposits.

  Represents the estimated income tax effects of the estimated purchase accounting adjustments. The estimated income tax effect is calculated based on a marginal rate of 38.95%. The income tax effect is reflected in income tax expense during the period that the related purchase accounting adjustments are assumed to be accreted or amortized.

  Represents the elimination under purchase accounting of Herkimer's equity as of the date of the transaction.

  Represents amortization of $4.6 million premium on securities available-for-sale over approximately 3.5 years, using the level yield method.

  Partners Trust completed its initial public stock offering on April 3, 2002. As such, earnings per share data is not applicable prior to that time.

  The following table summarizes the estimated impact of the amortization and accretion of the purchase accounting adjustments made in connection with the merger on Partners Trust's results of operations for the next five years (in thousands):
Year ending	Net amortization
December 31,	(pre-tax)

2003	$3,162
2004	$2,917
2005	$2,073
2006	$1,878
2007	$943

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS TRUST FINANCIAL GROUP, INC.
 (Registrant)

/s/ John A. Zawadzki

John A. Zawadzki

President and Chief Executive Officer

Date: January 9, 2003

EXHIBIT INDEX

Exhibit

No. Description

99.1 Press release, dated December 27, 2002